Exhibit 10.1

KEY COMPANY SECURITYHOLDER LOCK-UP AGREEMENT

This Key Company Securityholder Lock-Up Agreement (this “Agreement”), dated as of July 30, 2025, is made by and among Plum III Merger Corp., a corporation formed under the Laws of the Province of British Columbia (“Pubco”), Plum Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”), Tactical Resources Corp., a corporation formed under the Laws of the Province of British Columbia (the “Company”), and the undersigned securityholders of the Company (each, a “Key Company Securityholder” and collectively, the “Key Company Securityholders”). Each of Pubco, SPAC, the Company and the Key Company Securityholders is sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, on August 22, 2024, SPAC, Pubco, the Company and Plum III Amalco Corp., a corporation formed under the Laws of the Province of British Columbia and a direct, wholly owned Subsidiary of SPAC, entered into a Business Combination Agreement (as it may be amended, restated, amended and restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), which provides for, among other things, a business combination among SPAC, Pubco and the Company;

WHEREAS, as of the date of this Agreement, each of the Key Company Securityholders is the record and beneficial owner of the number and type of issued and outstanding Equity Securities of the Company as set forth opposite such Key Company Securityholder’s name on Schedule A hereto (the “Securities”); and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Key Company Securityholders thereunder, Pubco, SPAC, the Company and the Key Company Securityholders desire to enter into this Agreement pursuant to which the Pubco Common Shares to be issued to the Key Company Securityholders at the Company Amalgamation Effective Time, and the Pubco Common Shares into which the other Equity Securities of Pubco to be issued to the Key Company Securityholders at the Company Amalgamation Effective Time are convertible or exercisable, in each case, in respect of the Securities pursuant to the Business Combination Agreement (the “Lock-Up Shares”), shall become subject to the limitations on disposition and other restrictions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) the term “Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is the six-month anniversary of the Closing Date; provided, that the Lock-Up Period may be shortened in accordance with the terms of Section 2(a);

(b) the term “Permitted Transferee” means any Person to whom a Transfer of Lock-Up Shares is permitted prior to the expiration of the Lock-Up Period as set forth in Section 2(b);

(c) the term “Stock Price Level” means the daily volume weighted average closing sale price per share of the Pubco Common Shares as quoted on Nasdaq (or such other principal securities exchange or securities market on which the Pubco Common Shares are then traded) for any 20 Trading Days within any 30 consecutive Trading Day period;

(d) the term “Trading Day” means any day on which Pubco Common Shares are actually traded on the principal securities exchange or securities market on which Pubco Common Shares are then traded; and

(e) the term “Transfer” means (i) any transfer or sale of, offer to sell, Contract to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of (whether by operation of law or otherwise) or agreement to dispose of, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (in each case, within the meaning of Section 16 of the Exchange Act) with respect to, any security or (ii) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

2. Lock-Up Provisions.

(a) Each of the Key Company Securityholders hereby agrees that he, she or it shall not, and shall cause his, her or its Permitted Transferees to not, Transfer any Lock-Up Shares during the Lock-Up Period (the “Lock-Up Restriction”), except as permitted in accordance with the following:

(i) during the Lock-Up Period, the Lock-Up Restriction shall expire with respect to one-third of the Lock-Up Shares issued to each Key Company Securityholder at the Company Amalgamation Effective Time (the “First Tranche”) if a Stock Price Level equal to or greater than $15.00 is achieved;

(ii) during the Lock-Up Period and after or concurrently with the satisfaction of the condition precedent for the early expiration of the Lock-Up Restriction with respect to the First Tranche under Section 2(a)(i), the Lock-Up Restriction shall expire with respect to an additional one-third of the Lock-Up Shares issued to each Key Company Securityholder at the Company Amalgamation Effective Time (the “Second Tranche”) if a Stock Price Level equal to or greater than $20.00 is achieved;

(iii) during the Lock-Up Period and after or concurrently with the satisfaction of the conditions precedent for the early expiration of the Lock-Up Restriction with respect to the First Tranche under Section 2(a)(i) and the Second Tranche under Section 2(a)(ii), the Lock-Up Restriction shall expire with respect to the last one-third of the Lock-Up Shares issued to each Key Company Securityholder at the Company Amalgamation Effective Time (the “Third Tranche”) if a Stock Price Level equal to or greater than $25.00 is achieved; and

(iv) during the Lock-Up Period, the Lock-Up Restriction shall expire with respect to all Lock-Up Shares issued to each Key Company Securityholder at the Company Amalgamation Effective Time on the date on which a Change of Control Event occurs.

In the event of an early expiration of the Lock-Up Restriction with respect to the First Tranche, the Second Tranche, the Third Tranche or all of the Lock-Up Shares as set forth in this Section 2(a), Pubco shall issue a press release announcing such early expiration of the Lock-Up Restriction.

(b) Notwithstanding the provisions set forth in Section 2(a), each Key Company Securityholder and his, her or its Permitted Transferees may Transfer, in whole or in part, his, her or its Lock-Up Shares during the Lock-Up Period (i) to any Affiliate(s) of such Key Company Securityholder or such Permitted Transferee, or (ii) in the case of an individual Key Company Securityholder or Permitted Transferee, (A) to a member of such individual’s immediate family (including such Key Company Securityholder’s or such Permitted Transferee’s spouse or ancestors, descendants or siblings (in each case, whether by blood, marriage or adoption)) or to a trust, the beneficiary of which is such Key Company Securityholder or such Permitted Transferee or a member of such Key Company Securityholder’s or such Permitted Transferee’s immediate family, or (B) by virtue of laws of descent and distribution upon the death of such Key Company Securityholder or Permitted Transferee.

(c) If, during the Lock-Up Period, (i) Pubco declares, sets aside or pays any share dividend or other distribution payable in shares to its shareholders of record as of a time prior to the expiration of the Lock-Up Period, or (ii) the issued and outstanding Pubco Common Shares shall have been changed into a different number or class of shares by reason of any share split, share combination, consolidation, reclassification, recapitalization, reorganization, exchange, readjustment of shares or similar transaction, then, in each case of clauses (i) and (ii), the Stock Price Levels of the Pubco Common Shares set forth in Section 2(a)(i), Section 2(a)(ii) and Section 2(a)(iii) shall be appropriately adjusted as necessary to provide the same economic effect as contemplated by this Section 2 prior to such action and, as so adjusted, shall from and after the date of such event be subject to further adjustment in accordance with this Section 2(c).

(d) If any Transfer is made or attempted contrary to the provisions of this Section 2, such Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such Transfer and any such transferee of Lock-Up Shares as the holder of record of such Lock-Up Shares for any purpose. In order to enforce this Section 2(d), Pubco may impose stop-transfer instructions with respect to the Lock-Up Shares in accordance with the terms of this Section 2 through the expiration of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN KEY COMPANY SECURITYHOLDER LOCK-UP AGREEMENT, DATED AS OF JULY 30, 2025, AS THE SAME MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS. A COPY OF SUCH KEY COMPANY SECURITYHOLDER LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER OF SUCH SECURITIES TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, each Key Company Securityholder or Permitted Transferee shall retain all of his, her or its rights as a shareholder of Pubco with respect to his, her or its Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

3. Miscellaneous.

(a) Effective Date. This Agreement shall become effective at the Company Amalgamation Effective Time.

(b) Waiver. Pubco may waive compliance by any Key Company Securityholder, and any Key Company Securityholder may waive compliance by Pubco, with any of the agreements or conditions contained in this Agreement, but, in each case, such waiver shall be valid only if set forth in an instrument in writing signed by the Party granting such extension or waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) Notices. All notices, requests, claims, demands, waivers, consents, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person with written confirmation of receipt, (ii) on the third Business Day after posting in the U.S. mail having been sent registered or certified mail, return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, return receipt requested, postage prepaid, or (iv) when sent by email (with no “bounceback” or other notice of non-delivery, and provided that, unless affirmatively confirmed by the recipient as received, notice is also sent to such Party under another method permitted in this Section 3(c) within two Business Days thereafter) during normal business hours at the location of the recipient, and otherwise on the following Business Day, addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3(c)):

If to SPAC or, prior to the Closing, Pubco:

Plum Acquisition Corp. III

2021 Fillmore St. #2089,

San Francisco, CA 94115

Attention: Steven Handwerker

Email: [omitted]

With a required copy (which shall not constitute notice) to:

Hogan Lovells US LLP

390 Madison Avenue

New York, NY 10017

Attention: Richard Aftanas; John Duke

Email: richard.aftanas@hoganlovells.com; john.duke@hoganlovells.com

and

Aird & Berlis LLP

Brookfield Place

181 Bay Street, Suite 1800

Toronto, Canada M5J 2T9

Attention: Francesco Gucciardo

Email: fgucciardo@airdberlis.com

If to the Company or, from and after the Closing, Pubco:

Tactical Resources Corp.

1500 – 1055 West Georgia Street

Vancouver, BC V6E 4N7

Canada

Attention: Kuljit Basi

Email: [omitted]

With a required copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP

2601 Olive Street, 17th Floor

Dallas, Texas 75201

United States of America

Attention: Alain Dermarkar; Romain Dambre

Email: alain.dermarkar@aoshearman.com; romain.dambre@aoshearman.com

and

McMillan LLP

Suite 1500 - 1055 West Georgia Street

Vancouver, British Columbia, V6E 4N7

Canada

Attention: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

If to a Key Company Securityholder, to the address or email address set forth for such Key Company Securityholder on his, her or its signature page hereto.

(d) Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties, and any such purported assignment without such prior written consent shall be void. No assignment shall relieve the assigning Party of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and no permitted assignment shall relieve the assigning Party of any of its obligations hereunder.

(e) No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture.

(f) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(g) Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different Parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

(h) Entire Agreement. This Agreement (together with the Business Combination Agreement) constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes any other Contracts, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the subject matter hereof.

(i) Amendments. This Agreement may be amended or modified at any time, in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties.

(j) Severability. If any provision of this Agreement is held invalid, illegal or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid, illegal or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions reasonably necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent reasonably necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid, illegal or unenforceable with a valid, legal and enforceable provision giving effect to the original intent of the Parties.

(k) Jurisdiction; WAIVER OF JURY TRIAL.

(i) Any Action based upon, arising out of or related to this Agreement shall be brought in the Supreme Court of the State of New York, New York County, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Southern District of New York (and in each case, any appellate courts thereof), and each of the Parties unconditionally and irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party further agrees that notice delivered pursuant to Section 3(c) shall constitute sufficient service of process and waives any argument that such service is insufficient. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence any Actions or otherwise proceed against any other Party in any other jurisdiction to enforce judgments obtained in any Action brought pursuant to this Section 3(k)(i).

(ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(l) Enforcement. The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent actual or threatened breaches of this Agreement and to specific enforcement of the performance of the terms and provisions of this Agreement, in addition to any other remedy to which either Party is or may be entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m) Termination of the Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Company Amalgamation Effective Time, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.

(n) Further Assurances. Without further consideration, each Party shall execute and deliver, or cause to be executed and delivered, such additional documents and instruments and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(o) Interpretation. Section 1.03 of the Business Combination Agreement shall apply to this Agreement, mutatis mutandis, as if it had been fully set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Key Company Securityholder Lock-Up Agreement as of the date first written above.

PUBCO:

PLUM III MERGER CORP.

By:
Name:
Title:

SPAC:

PLUM ACQUISITION CORP. III

By:
Name:
Title:

[Signature Page to Key Company Securityholder Lock-Up Agreement]

IN WITNESS WHEREOF, the Parties have executed this Key Company Securityholder Lock-Up Agreement as of the date first written above.

Company:

TACTICAL RESOURCES CORP.

By:
Name:
Title:

[Signature Page to Key Company Securityholder Lock-Up Agreement]

IN WITNESS WHEREOF, the Parties have executed this Key Company Securityholder Lock-Up Agreement as of the date first written above.

KEY COMPANY SECURITYHOLDERS:

Key Company Securityholder Name (Individual):

__________________________________________

By: ______________________________________

Address: __________________________________

__________________________________________

Key Company Securityholder Name (Entity):

__________________________________________

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Address: __________________________________

__________________________________________

[Signature Page to Key Company Securityholder Lock-Up Agreement]